RECENT DEVELOPMENTS
     The information included in this section supplements the information about Uruguay corresponding to the headings below that are contained in Exhibit D to Uruguay’s annual report on Form 18-K, as amended, for the fiscal year ended December 31, 2005. To the extent that the information included in this section differs from the information set forth in the annual report, you should rely on the information in this section.
THE ECONOMY
Principal Sectors of the Economy
          The following table sets forth percentage changes from prior periods for gross domestic product by sector, based on 1983 prices to eliminate distortions introduced by changes in relative prices.
Change in Gross Domestic Product by Sector
(% change from previous year, 1983 prices)

	2001	2002	2003	2004(1)	2005(1)	2006(2)
Agriculture, livestock and fishing	(7.1)	5.1	10.6	10.6	3.2	5.4
Mining	(5.2)	(37.6)	14.1	7.2	4.4	—
Manufacturing	(7.6)	(13.9)	4.7	20.8	9.5	21.1
Electricity, gas and water	1.7	(0.6)	(7.4)	1.8	6.5	0.3
Construction	(8.7)	(22.0)	(7.1)	7.5	4.7	13.4
Commerce, restaurants and hotels	(3.2)	(24.5)	(1.0)	21.3	11.6	8.2
Transportation, storage and communications	0.3	(9.1)	3.1	11.5	10.9	10.7
Real estate, business, financial and insurance services	1.7	(0.9)	(5.3)	(1.7)	(3.4)	—
Other services (3)/(4)	(2.3)	(3.3)	0.7	3.2	1.4	3.2
Total GDP	(3.4)	(11.0)	2.2	11.8	6.6	8.4

Notes:

(1)	Preliminary data.

(2)	Preliminary data, % change six months ended June 30, 2006 as compared to the same period of 2005.

(3)	Includes public sector services and other services.

(4)	Includes mining, public sector services, real estate, business, financial, insurance and other services, % change six months ended June 30, 2006 as compared to the same period of 2005.
Source: Banco Central
          Agriculture, Livestock and Fishing
          The following tables set forth percentage changes from prior periods for livestock production and for agricultural production for the periods indicated, based on 1983 prices to eliminate distortions introduced by changes in relative prices.
Livestock Production
(% change from previous year, 1983 prices)

						Jan-June
	2001	2002	2003(1)	2004(1)	2005(1)	2006
Total livestock production	(2.9)	0.3	(0.2)	7.9	5.8	5.9
Cattle	(6.3)	14.4	4.7	7.6	3.6	6.9
Dairy products	7.3	(4.4)	6.3	9.4	2.1	4.7
Wool	(13.2)	(16.7)	(11.1)	3.0	22.6	(0.2)

Agricultural Production
(% change from previous year, 1983 prices)

						Jan-June
	2001	2002	2003(1)	2004(1)	2005(1)	2006
Cereals	(22.5)	0.0	26.0	22.4	(5.3)	8.6
Wheat	(52.5)	29.1	57.6	63.2	(11.3)	15.7
Rice	(11.9)	(6.2)	15.1	13.8	3.9	5.1
Oil Products	146.0	104.4	48.5	19.3	16.1	13.6
Vegetables	9.0	5.5	10.1	(9.0)	8.9	(0.3)
Fruits	0.8	0.3	6.2	3.5	9.3	(10.3)
Other Agricultural	0.3	0.0	6.1	(2.4)	11.4	(2.0)

Total agricultural production	(6.8)	11.2	23.3	13.4	4.0	5.1

(1) Preliminary data.

Source:	Banco Central.
     Manufacturing
     The following table sets forth information regarding manufactured goods production for the periods indicated.
Selected Manufacturing Goods Production
(% change from previous year, 1983 prices)

					Jan-June
	2002	2003	2004	2005(1)	2006(1)
Foodstuffs:
Processed meats	17.7	6.2	23.1	12.5	15.8
Dairy products	(3.0)	7.0	11.1	6.3	6.6
Wheat and rice mills	(11.0)	(0.4)	13.9	9.9	(0.1)
Baked goods	(8.4)	(12.6)	5.9	6.8	8.7
Total foodstuffs	(0.3)	4.3	20.3	17.6	33.5
Beverages	(31.0)	(3.2)	17.0	11.4	9.0
Tobacco	(5.1)	(24.1)	19.7	(17.4)	(6.8)
Textiles	(23.1)	16.8	15.6	5.8	(1.1)
Leather goods	7.5	5.3	18.0	7.2	(3.8)
Chemicals	(11.4)	10.8	23.1	8.5	18.6
Oil and refined products	(23.5)	22.8	23.5	(4.2)	0.7
Machinery	(37.1)	3.2	32.8	16.3	26.3

Total	(12.8)%	7.0%	20.5%	9.2%	19.1%

(1) Preliminary data.

Source:	Banco Central.
Balance Of Payments And Foreign Trade
          Balance of Payments
          For the 12 months ended June 30, 2006, Uruguay’s balance of payments registered a surplus of US$964 million compared to a surplus of US$620 million in 2005. Banco Central’s international reserve assets continued to increase in 2006 totalling US$3,210.8 million at September 30, 2006, after giving effect to a repayment of US$916 million to the IMF, compared to US$3,078.4 million at December 31, 2005.

Balance of Payments(1)
(in millions of US$)

	2001		2002	2003	2004	2005(2)	2006(2)(*)
Current Account:
Exports		2,139	1,922	2,281	3,145	3,758	4,115
Imports		(2,915)	(1,874)	(2,098)	(2,992)	(3,730)	(4,216)
Services, net		316	153	167	365	409	442
Interests and dividends		(68)	109	(488)	(588)	(585)	(588)
Current transfers(3)		30	72	83	113	149	152

Total current account		(498)	382	(56)	43	2	(95)

Capital Account:
Capital transfers(4)		0	0	4	5	4	7
Direct Investment		291	180	401	315	715	1,049
Portfolio Investment(5)		508	329	(311)	(422)	789	1,511
Other medium and long term capital		118	2,219	582	73	(184)	(967)
Other short term capital		(426)	(3,008)	(246)	101	(635)	(705)

Total capital and financial account, net		490	(280)	431	72	689	896
Errors and Omissions		285	(2,430)	1,005	340	(70)	164

Total balance of payments		278	(2,328)	1,380	454	620	964

Change in Central Bank reserve assets(6)		(278)	2,328	(1,380)	(454)	(620)	(964)

Gold		292	1	0	0	0	0
SDRs		(1)	4	(3)	(3)	5	37
IMF Position		2	(45)	0	0	0	0
Foreign Exchange		(599)	(615)	479	1,299	(145)	181
Other holdings		583	(1,672)	905	(842)	760	747

Total assets	US$	278	(2,328)	1,380	454	620	964

(1)	These figures where calculated in accordance with the methodology set forth in the IMF Balance of Payments fifth edition manual.

(2)	Preliminary data.

(3)	Current transfers consist of transactions without a quid pro quo, many of which are gifts.

(4)	These figures have been reviewed since 2003 to reflect the debt forgiveness agreed by Spain and France.

(5)	Includes Public Bonds, commercial paper and notes and Banks foreign portfolio investment.

(6)	Change in Central Bank reserve assets does not reflect adjustments in the value of gold.

(*)	Twelve months ended June 30, 2006.
Source: Banco Central.

          Merchandise Trade
          The following tables set forth information on exports and imports for the periods indicated.
Merchandise Trade
(in millions of US$ and % of total exports/imports)

	Jan-Jul			Jan-Jul
	2005(1)%			2006(1)%
Exports (FOB)
Traditional	US$	575	30.2	US$	747	33.7
Wool		77	4.0		94	4.2
Meat		433	22.7		595	26.8
Other		65	3.4		58	2.6
Non-traditional		1,330	69.8		1,471	66.3
Rice		111	5.8		106	4.8
Textiles		70	3.7		61	2.7
Chemicals		81	4.3		91	4.1
Other		1,067	56.0%		1,214	54.7%

Total exports	US$	1,905	100.0%	US$	2,218	100.0%

Imports (CIF)
Consumer goods	US$	378	18.0	US$	464	17.1
Intermediate Goods		1,451	69.2		1,903	70.2
Capital goods		267	12.7		342	12.6

Total imports	US$	2,097	100.0%	US$	2,710	100.0%

Trade balance	US$	(192)		US$	(492)

(1) Preliminary data.

Source:	Banco Central.

Geographical Distribution of Merchandise Trade
(millions of US$, unless otherwise indicated)

	Jan-Jul			Jan-Jul
	2005(1)			2006(1)
Exports (FOB)
Americas:
Argentina	US$	145	7.6%	US$	171	7.7%
Brazil		258	13.6		298	13.5
United States		431	22.6		315	14.2
Other		297	15.6		379	17.1

Total Americas		1,131	59.4%		1,164	52.5%

Europe:
European Union
France		18	1.0		19	0.8
Germany		76	4.0		92	4.1
Italy		54	2.8		66	3.0
United Kingdom		47	2.4		51	2.3
Other Europ. Union		137	7.2		126	5.7
Total Europ. Union		331	17.4		354	16.0
EFTA(2) and other		58	3.0		185	8.3

Total Europe		389	20.4		539	24.3

Africa		58	3.0		96	4.3
Asia		153	8.0		191	8.6
Middle East		88	4.6		116	5.2
Other		86	4.5		112	5.0

Total	US$	1,905	100.0%	US$	2,218	100.0%

Imports(CIF)
Americas:
Argentina		419	20.0%		580	21.4%
Brazil		479	22.9		614	22.6
United States		145	6.9		201	7.4
Other		103	4.9		537	19.8
Total Americas	US$	1,147	54.7	US$	1,932	71.3

Europe:
European Union
France		36	1.7		47	1.7
Germany		49	2.3		54	2.0
Italy		41	2.0		47	1.7
United Kingdom		19	0.9		21	0.8
Other Europ. Union		81	3.9		82	3.0
Total Europ. Union		227	10.8		251	9.2
EFTA(2) and other		257	12.2		51	1.9

Total Europe		484	23.1		301	11.1

Africa		211	10.0		92	3.4
Asia		240	11.5		301	11.1
Middle East		8	0.4		75	2.8
Other		8	0.4		9	0.3

Total	US$	2,097	100.0%	US$	2,710	100.0%

(1)	Preliminary data.

(2)	European Free Trade Association.
Source: Banco Central.

          Services Trade
          Gross tourism receipts totalled US$362 million for the six months ended June 30, 2006 compared to US$381 million for the same period in 2005. The number of tourist arrivals during the six months ended June 30, 2006 totaled approximately one million, a decline of approximately 5% with respect to the same period in 2005. In terms of country of origin, the number of tourists from Argentina declined during the first six months of 2006, evidencing the adverse impact of the interruption of international traffic caused by Argentine demonstrators opposing the construction of two pulp mills in the Fray Bentos region. The decline in Argentine tourists was partially offset by an increase in the number of tourists arriving from non-neighboring countries.
Monetary and Financial System
          Liquidity and Credit Aggregates
          The following table sets forth the composition of Uruguay’s monetary base (expressed in terms of Banco Central’s monetary liabilities) and international reserve assets as of the dates indicated.
Monetary Base and Banco Central’s International Reserve Assets (1)
(in millions of US$)

	As of December 31,														As of September 30,
	2001		2002			2003			2004			2005			2006(1)
Currency, including cash in vaults at banks	US$	639.8	US$	367.7		US$	417.9		US$	537.8		US$	717.2		US$	710.0
Others		43.5		70.5			70.4			62.9			303.1			201.1

Monetary Base	US$	683.3	US$	438.2		US$	488.3		US$	600.7		US$	1,020.3		US$	911.1

Banco Central international reserve assets	US$	3,100.0	US$	772.0	(3)	US$	2,086.7	(3)(4)	US$	2,511.8	(5)	US$	3,078.4	(6)	US$	3,210.8	(7)

Of which gold represents	US$	2.3	US$	2.9		US$	3.5		US$	3.6		US$	4.4		US$	5.1

(1)	All figures are at market value as of the date indicated.

(2)	Preliminary data.

(3)	This amount does not include US$507.5 million held by the FESB at December 31, 2002 and US$224.1 million at December 31, 2003.

(4)	This amount includes US$1,044.4 million of reserves and voluntary deposits of the Uruguayan banking system, including US$495.2 million of Banco de la República, with Banco Central.

(5)	This amount includes US$1,625.5 million of reserves and voluntary deposits of the Uruguayan banking system, including US$724.6 million of Banco de la República, with Banco Central.

(6)	This amount includes US$1,649.6 million of reserves and voluntary deposits of the Uruguayan banking system, including US$752.7 million of Banco de la República, with Banco Central.

(7)	This amount includes US$1,625.0 million of reserves and voluntary deposits of the Uruguayan banking system, including US$742.6 million of Banco de la República, with Banco Central.

     The following tables show selected monetary indicators and liquidity and credit aggregates for the periods indicated.
Selected Monetary Indicators
(percentage change based on peso-denominated data)

	2001	2002	2003	2004	2005	2006(1) (4)
M1 (% change) (2)	(2.6)%	0.6%	34.4%	14.2%	34.0%	35.2%
M2 (% change) (3)	(0.8)%	(7.9)%	29.4%	13.5%	27.2%	34.5%
Credit from the financial system (% change)	(1.6)%	(18.9)%	(12.4)%	(3.4)%	10.5%	16.1%
Average annual peso deposit rate	20.8%	66.9%	25.5%	6.1%	2.7%	2.1%

(1)	Preliminary data.

(2)	Currency in circulation plus peso-denominated demand deposits.

(3)	M1 plus peso-denominated savings deposits.

(4)	For the 12 months ended July 31, 2006.
Source: Boletin Estadistico and Banco Central
Liquidity and Credit Aggregates
(in millions of US$)

												As of
	As of December 31,											July 31,
	2001		2002		2003			2004		2005		2006(1)
Liquidity aggregates (at period end):
Currency, excluding cash in vaults at banks	US$	477.7	US$	282.0	US$	322.2		US$	410.0	US$	552.5	US$	507.9
M1 (2)		1,177.9		643.1		802.2			1,018.8		1,492.7		1,574.3
M2(3)		1,737.0		868.5		1,043.0			1,316.9		1,831.3		1,993.1
M3(4)		9,174.9		6,309.3		6,733.0			7,255.0		7,927.9		8,452.5

Credit aggregates (at period end):
Resident private sector credit		8,859.0		6,215.8		4,414.6			4,218.0		4,407.8		4,509.3
Public sector credit		1,368.8		1,009.8		360.9			632.4		302.8		443.2

Total sector credit	US$	10,227.8	US$	7,225.5	US$	4,775.4		US$	4,850.4	US$	4,710.6	US$	4,952.5

Deposits:
Uruguayan pesos deposits	US$	1,259.3	US$	586.5	US$	720.8		US$	906.9	US$	1,278.8	US$	1,485.2
Foreign-currency deposits		13,994.6		7,756.4		7,914.0	(5)		8,428.4		8,392.8		8,857.0

Total deposits	US$	15,253.9	US$	8,342.9	US$	8,634.8		US$	9,335.3	US$	9,671.5	US$	10,342.2

Deposits of non-residents	US$	6,556.6	US$	2,315.6	US$	2,224.0		US$	2,490.3	US$	2,296.1	US$	2,397.6

(1)	Preliminary data.

(2)	Currency in circulation plus peso-denominated demand deposits.

(3)	M1 plus peso-denominated savings deposits.

(4	M2 plus deposits of residents in foreign currency, principally U.S. dollars.

(5)	Of which approximately US$1,678 million (based on November 30, 2003 information) comprise time deposits with Banco de la República with maturities rescheduled pursuant to Law 17,523 of August 4, 2002.
Source: Banco Central

     Inflation
     The following table shows changes in the CPI and WPI for the periods indicated.
Inflation

	Percent Change from Previous
	Year at Period End
	Consumer	Wholesale
	Prices	Prices
2001	3.6	3.8
2002	25.9	64.6
2003	10.2	20.5
2004	7.6	5.1
2005	4.9	(2.2)
For the twelve months ended September 30, 2006	6.6	8.3

Source:	Banco Central and INE
Foreign Exchange and International Reserves
     Foreign Exchange
     The following table shows the high, low, average and period-end peso/U.S. dollar exchange rates for the dates and periods indicated.
Exchange Rates(1)
(pesos per US$)

	High	Low	Average	Period End
2001	14.768	12.495	13.317	14.768
2002	32.325	14.025	21.309	27.170
2003	29.540	26.150	28.160	29.290
2004	29.810	26.010	28.645	26.380
2005	26.260	23.160	24.413	24.120
12 months ended September 30, 2006	24.360	23.160	23.884	23.860

(1)	Daily interbank end-of-day bid rates
Source: Banco Central

          International Reserves
          The following table shows the composition of the international reserve assets of Uruguay’s banking system at each of the dates indicated.
International Reserve Assets of the Banking System
(in millions of US$)

												As of
	As of December 31,											July 31,
	2001		2002		2003			2004		2005		2006(1)
Banco Central	US$	3,100.0	US$	772.0	US$	2,086.7	(2)	US$	2,511.8	US$	3,078.4	US$	3,521.3
Banco de la República		632.1		294.0		912.0			1,486.6		1,701.2		1,861.2
Private Banks		4,549.5		2,413.1		2,717.2			3,217.3		3,092.7		2,981.7

International reserve assets	US$	8,281.6	US$	3,479.1	US$	5,715.9		US$	7,215.8	US$	7,872.3	US$	8,364.3

(1)	Preliminary data.

(2)	This amount does not include US$507.5 million held by the Fondo de Estabilidad del Sistema Bancario or FESB at December 31, 2002 and US$224.1 million at December 31, 2003.
Source: Banco Central
     The Financial Sector
     Prudential Regulation, Supervision and Financial System
     As of June 30, 2006, new regulations regarding new capital requirements for market risk and a thorough review of the capital requirements for credit risk became effective. In addition, new regulations were issued regarding loan classification and reserves, changing the assessment of credit quality from a static to a prospective view and introducing the stress testing of cash flows as a major instrument for credit evaluation.
     The Banking System in 2006
     During the first semester of 2006, the non-financial private sector’s deposits with the banking system grew and the share of non-performing loans (NPLs) on total loans decreased. Deposits (including deposits in off-shore banks) increased by US$599.6 million in the first six months of 2006, to a total of US$9,975.9 million as of June 30, 2006. Credit extended to the non-financial sector increased by US$104.0 million in the same period, to a total of US$4.320.0 million at June 30, 2006. Solvency ratios of the banking system on average remained stable above the 8.0% total capital to risk-weighted asset ratio required by Banco Central. In June 2006, the regulatory capital of private banks was 2.2 times above the minimum regulatory requirement, while the Banco de la República Oriental del Uruguay capital was 2.5 times the minimum requirement. Finally, the share of NPLs on total loans (based on client payment behavior) decreased from 6.5% at year-end 2005 to 4.6% in June 2006.
Public Sector Finances
     Public Sector Accounts
     For the 12 months ended in June 30, 2006, the consolidated public sector (local governments not included) had a deficit of US$217 million, which represented 1.2% of GDP. The overall primary balance (local governments not included) for this period showed a surplus of 3.2% of GDP. Non-financial public sector enterprises saw their surplus (and therefore their contribution to the overall public sector surplus) for the 12 months ended June 30, 2006 decrease, largely due to the adverse impact of the price of oil on ANCAP (the state-owned refining company) and UTE (the state-owned electric company), which increased oil imports to offset the adverse impact on hydroelectric power generation attributable to the drought that affected the level of Uruguay’s rivers. For that period, local governments generated a surplus estimated at 0.3% of GDP.
     The following table sets forth a summary of public sector accounts (calculated on a cash basis) for the periods indicated.
Public Sector Finances
(in millions of US$ and % of total GDP)

	2005			2006*
Revenues:
Value-added taxes	US$	1,617	9.6%	US$	1,778	9.7%
Other taxes on goods & services		559	3.3		609	3.3
Income taxes		456	2.7		520	2.8
Taxes on capital		240	1.4		233	1.3
Foreign trade taxes		212	1.3		228	1.2
Other		280	1.7		328	1.8

Total		3,365	20.0		3,696	20.2

Expenditures
Wages & salaries(1)	US$	816	4.9%	US$	887	4.8%
Transfers to social security(2)		1,253	7.5		1,314	7.2
Transfer payments		133	0.8		140	0.8
Interest on public debt		733	4.4		790	4.3
Goods & services		505	3.0		579	3.2
Capital Expenditures		210	1.2		229	1.2
Other		25	0.2		25	0.1

Total		3,675	22.0		3,963	21.6

Central Government Extra-budgetary operations		38	0.2		50	0.3
Central Government balance		(311)	(1.8)		(268)	(1.5)
Non-financial public institutions		157	0.9		24	0.1
Banco Central		(26)	(0.2)		(24)	(0.1)

Overall surplus (deficit)(3)	US$	(142)	(0.8)%	US$	(217)	(1.2)%

Overall interest payments(4)	US$	759	4.5%	US$	812	4.4%

Overall primary balance(5)	US$	616	3.7%	US$	594	3.2%

(*)	Preliminary data for the 12 months ended June 2006.

(1)	Includes employer contributions made to social security system for employees of Central Government.

(2)	Net of social security revenues received.

(3)	Local governments not included.

(4)	Includes central government, public enterprises and Banco Central.

(5)	Overall balance less interest payments.
Source: Banco Central

     Tax Revenue
     The following table sets forth the composition of the government’s tax revenues for the periods indicated.
Composition of Tax Revenue

	2001	2002	2003	2004	2005	2006(*)
Value-added taxes (VAT)	52.8%	51.2%	51.8%	52.9%	54.4%	54.2%
Other taxes on goods & services	23.3%	21.5%	19.2%	18.7%	18.8%	18.5%
Income taxes	12.9%	11.3%	9.7%	14.1%	15.3%	15.9%
Taxes on capital	7.4%	9.6%	10.2%	8.2%	8.1%	7.1%
Foreign trade taxes	6.2%	6.7%	7.3%	7.6%	7.1%	6.9%
Other taxes	4.6%	7.7%	8.7%	7.9%	7.1%	6.9%
Refund of value-added and other taxes	(7.1)%	(7.8)%	(7.0)%	(9.5)%	(10.8)%	(9.5)%

Total	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

(*)	Preliminary data for the 12 months ended June 30, 2006.
Source: Banco Central del Uruguay.
     Public Sector Borrowings and Repayments
     The following table sets forth public sector borrowings and repayments for the periods indicated.
Public Sector Borrowings and Repayments(1)
(in millions of US$ and % of total GDP)

	2005			2006*
Monetary Liabilities(2)	US$	224.0	1.3	US$	175.3	1.0
Treasury bonds & bills		844.2	5.0		1444.6	7.9
of which Brady Bonds		(117.0)	(0.7)		(13.1)	(0.1)
Loans(3)		(115.8)	(0.7)		(539.2)	(2.9)
Net deposits(4)		(114.7)	(0.7)		(344.8)	(1.9)
Net International Reserves		(566.7)	(3.4)		(1161.0)	(6.3)
Others(5)		(204.1)	(1.2)		481.3	2.6
Net Borrowing Requirements	US$	66.9	0.4	US$	43.0	0.2

(1)	Represents aggregate borrowings in year indicated less aggregate repayments for such year.

Positive numbers represent net repayments by the Public Sector.

The overall balance is equivalent to the Net Borrowing Requirements of the Public Sector.

(2)	Monetary Liabilities include Monetary Base, Call and reserve deposits in Pesos and Treasury Bills in Pesos.

(3)	“Loans” includes both domestic and foreign loans. Since August 2002 includes loans related to the FSBS.

(4)	“Net deposits” means deposit net of credits.

(5)	“Others” in 2002 includes financial assistance to the banking system as well as net assets related to the FSBS.

(*)	Preliminary data for the 12 months ended June 30, 2006.

Public Sector Debt
     Domestic debt
     The following table sets forth information regarding gross public domestic debt incurred by the government in the periods indicated.
Gross Public Domestic Debt
(in millions of US$ at period end)

	2001		2002		2003		2004		2005(1)		June 2006(1)
Treasury bills(2)	US$	376	US$	357	US$	691	US$	513	US$	399	US$	351
Treasury Bonds(3)		2,115		1,991		1,737		1,890		2,596		2,860
Other Liabilities(4)		1,753		739		178		713		772		934
Total	US$	4,244	US$	3,087	US$	2,606	US$	3,116	US$	3,767	US$	4,145

(1)	Preliminary data.

(2)	Includes foreign and local currency denominated Treasury bills.

(3)	Includes foreign and local currency denominated Treasury bonds and Eurobonds.

(4)	Includes Brady bonds.
Source: Banco Central
     The following table sets forth information regarding amortization of Uruguay’s gross public domestic debt.
Amortization of Gross Domestic Debt
(in millions of US$)

							Amortizations
	Outstanding																2013 to
	as of																Final
	June 30, 2006(1)		2006		2007		2008		2009		2010		2011		2012		Maturity
Treasury bills(2)		351		16		267		68		0		0		0		0		0
Treasury Bonds (3)		2,860		164		81		108		100		324		193		256		1,635
Other Liabilities(4)		934		46		176		136		220		42		4		0		309

Total	US$	4,145	US$	226	US$	524	US$	312	US$	320	US$	367	US$	197	US$	256	US$	1,944

(1)	Preliminary data.

(2)	Includes foreign and local currency denominated Treasury bills.

(3)	Includes foreign and local currency denominated Treasury bonds and Eurobonds.

(4)	Includes Brady bonds.
Source: Banco Central.

     The following table sets forth Uruguayan Treasury securities in circulation as of the dates indicated.
Treasury Securities in Circulation
(in millions of US$ at year-end book value)

		Foreign Currency		Pesos
		Treasury	Treasury	Treasury	Treasury
As of December 31,	Total	bonds	bills(1)	bonds	bills(1)
2001	5,504	4,937	515	0	52
2002	5,680	5,101	287	178	113
2003	6,485	5,191	488	486	321
2004	6,689	4,988	570	1,054	76
2005	7,727	5,848	465	1,366	48
Jun-06	8,803	6,909	430	1,436	27

(1)	Nominal value
Source: Banco Central.
     External debt
     The following table sets forth information regarding gross public external debt incurred by the government in the periods indicated.
Gross Public External Debt
(in millions of US$ at period end except percentages)

	2001	2002	2003	2004	2005(1)	June 2006(1)
Non-financial public sector	5,208	7,737	8,787	9,172	9,335	9,683
Of which:
Treasury bills	81	6	37	39	14	5
Treasury bonds	2,639	2,948	3,504	3,936	4,370	5,210
Central Bank	621	562	770	1,035	842	684
Gross public external debt	5,829	8,299	9,558	10,206	10,177	10,367
Gross public external debt/GDP	31%	68%	85%	77%	61%	57%
Gross public external debt/ exports	1.8	3.1	3.1	2.5	2.0	1.9

(1)	Preliminary data.
Source: Banco Central.

     The following table sets forth the total public external debt, net of international reserve assets and certain other assets of Banco Central, as of the dates indicated.
Total Public External Debt, Net of International Reserve Assets
(in millions of US$)

	2001		2002		2003		2004		2005(1)		June 2006(1)
Total Gross public external debt	US$	5,829	US$	8,299	US$	9,558	US$	10,206	US$	10,177	US$	10,367
Less public external assets:		3,447		1,691		2,758		2,963		3,887		4,226
Non-financial public sector		85		632		413		123		200		253
Central Bank		3,362		1,059		2,344		2,845		3,687		3,973
Of which:
Gross international reserves(2)		3,099		778		2,088		2,514		3,071		3,506
Other assets		263		282		256		332		615		467

Total Public external debt, net of assets	US$	2,381	US$	6,608	US$	6,800	US$	7,243	US$	6,290	US$	6,141

(1)	Preliminary data.

(2)	Gold valued for each period at London market prices at end of period.

Data for 2002, 2003 and 2004 does not include US$507.5 million, US$224.1 million and US$224.1 million held in the FESB as of December 31, 2002 and 2003, and March 31, 2004.
Source: Banco Central.
     The following table sets forth information regarding gross public external debt by creditor, and the amortization of such debt.
Gross Public External Debt, By Creditor
(in millions of US$ at period end)

	2001		2002		2003		2004		2005(1)		Jun-06
Multilateral Organizations
IBRD (World Bank)	US$	566	US$	718	US$	738	US$	803	US$	832	US$	704
IABD		1,461		1,949		2,221		2,171		2,201		1,777
IMF		143		1,786		2,407		2,675		2,304		1,992
Otros		47		41		52		65		60		54
Bilateral Creditors		307		257		204		162		127		126
Commercial banks(2)		505		511		214		192		45		36
Other non-resident institutions		2,721		2,955		3,567		3,976		4,383		5,215
of which holdings of:
Treasury bills		81		6		37		39		14		5
Treasury bonds		2,639		2,948		3,504		3,936		4,370		5,210
Suppliers		77		82		153		162		224		462

Gross public external debt	US$	5,829	US$	8,299	US$	9,558	US$	10,206	US$	10,177	US$	10,367

(1)	Preliminary data.

(2)	Includes Brady bonds.
Source: Banco Central.

Amortization of Gross Public External Debt
(millions of US$)

	Outstanding
	as of								2013 to
	June 30,								Final
	2006(1)	2006	2007	2008	2009	2010	2011	2012	Maturity
General Government
Multilateral organizations	3,711	99	934	553	396	243	202	188	1,097
Bilateral Creditors	90	4	7	7	8	8	8	6	43
Commercial banks	7	0	0	0	0	0	0	0	4
Treasury bills	5	0	4	1	0	0	0	0	0
Treasury bonds	5,210	273	30	57	58	177	704	52	3,860
Other creditors	0	0	0	0	0	0	0	0	0
Suppliers	7	0	1	1	1	1	1	1	2

Total	9,030	376	976	619	462	428	915	247	5,007

Banco Central
Multilateral organizations	663	5	546	95	9	2	2	2	2
Bilateral Creditors	0	0	0	0	0	0	0	0	0
Commercial banks (2)	20	3	3	0	0	0	0	0	14
Central Bank bills	0	0	0	0	0	0	0	0	0
Suppliers	0	0	0	0	0	0	0	0	0

Total	684	8	549	95	9	2	2	2	16

Non Financial Public Enterprises
Multilateral organizations	153	10	22	22	22	20	10	10	36
Bilateral Creditors	36	2	4	4	4	4	4	3	12
Commercial banks	8	0	1	0	0	0	0	0	5
Treasury bills
Treasury bonds
Other creditors	0	0	0	0	0	0	0	0	0
Suppliers	455	265	7	7	7	6	2	0	161

Total	653	278	34	34	34	31	16	13	215

TOTAL	10,367	662	1,559	748	505	461	933	262	5,237

(1)	Preliminary data.

(2)	Includes Brady bonds.

Source: Banco Central.

     Total Public Debt
     The following table sets forth a list of Uruguayan public bonds issued and publicly held as of June 30, 2006.
Public Internal Bonds Issued Within Uruguay
(in millions of US$)

	Annual	Date of	Amount raised
Title (1)	Interest Rate (%)	final maturity	(millions of US$)
Treasury Bonds — Series 46	Libor + 1.5% US$	August 2006	164
Treasury Bonds — Series 47	Libor + 1.5% US$	December 2006	70
Treasury Bonds — Series 48	Libor + 1.0% US$	May 2009	50
Treasury Bonds — Series 49	Libor + 1.0% US$	June 2012	60
Treasury Bonds — Series 50	Libor + 1.0% US$	August 2012	40
Treasury Bonds — Series 51	Libor + 1.0% US$	September 2012	50
Treasury Bonds — Series 52	Libor + 1.0% US$	February 2010	90
Treasury Bonds — Series 53	Libor + 1.75% US$	March 2011	11
Treasury Bonds — Series 54	Libor + 2% US$	May 2013	105

Treasury Bonds — Series 30 TF	7.5% US$	March 2011	299
Treasury Bonds — Series 31 TF	9.75% US$	February 2012	40

Provisional Bond 2007	7.625% US$	March 2007	116
Provisional Bond 2010	8% US$	February 2010	50
Provisional Bond 2008	2.625% UR	June 2008	6
UI Bond	7% UI	June 2012	476
Zero-coupon bond	8.25% US$	Various 2014 - 2020	2

Bond 2006 Fixed Rate	5.25%	September 2006	101
Bond 2010 Fixed Rate	7.50%	December 2010	25
Bond 2012 Fixed Rate	7.63%	March 2012	98
Bond 2018 Fixed Rate	8.00%	February 2018	41
Bond 2019 Fixed Rate	7.50%	March 2019	325
Bond 2020 Fixed Rate	9.75%	February 2020	22
Bond 2011 Fixed Rate	4.00%	November 2011	21
Bond 2008 Floating Rate	Libor + 1.75	December 2008	41
Bond 2009 Floating Rate	Libor + 1.5	November 2009	20
Bond 2010 Floating Rate	Libor + 1.5	September 2010	33
Bond 2011 Floating Rate	Libor + 1.5	August 2011	25
Bond 2017 Floating Rate	Libor + 1	June 2017	14
Bond 2018 Floating Rate	Libor + 2	March 2018	3
Bond 2010 Incremental Rate	Starting from 4% + 0.5%	June 2010	185
Bond 2013 Incremental Rate	Starting from 4% + 0.5%	May 2013	325
Bond 2018 Incremental Rate	Starting from 4% + 0.5%	April 2018	322

Form 18-K/A
Public External Bonds Issued Outside Uruguay

	Annual	Date of	Amount raised
Title (1)	Interest Rate (%)	final maturity	(millions of US$)
Eurobonds-Series D	8.375% US$	September 2006	100
Global Bond 2008	7.000% US$	April 2008	250
Global Bond 2009	7.25% US$	May 2009	250
Global Bond 2010	8.75 % US$	June 2010	300
Global Bond 2027	7.875% US$	July 2027	510
Global Bond 2012	7.625% US$	January 2012	410
Global Bond 2009	7.875% US$	March 2009	250
Convertible Notes	Libor 3 m + 5.59%	April 2007	150

Bonds YENS (1)	2.5% YENS	April 2002	87
Bonds YENS due 2006	2.2% YENS	March 2006	262

Eurobonds-Euros 2000 1a	7% EUROS	September 2005	288
Eurobonds-Euros 2001 1a	7% EUROS	June 2011	256

Bond Chile 1a	7.0% UF Chile	May 2007	142
Bond Chile 2a	6.375% UF Chile	March 2011	150

Bond due 2017 9.25%	9.250%	May 2017	500
Mat Ext Bonds 7 7/8% 18/11/2008	7.875%	November 2008	84
Mat Ext Bonds 7% 01/04/2013	7.00%	April 2013	64
Mat Ext Bond 7.875% 25/03/2014	7.88%	March 2014	20
Mat Ext Bond 7.25% 04/05/2014	7.25%	May 2014	31
Mat Ext Bond 8.75% 22/06/2015	8.75%	June 2015	51
Mat Ext Bond 7.625% 20/01/2017	7.63%	January 2017	41
Mat Ext Bond 8.375% 26/09/2011	8.38%	September 2011	61
Benchmark 7.875% PIK 15/01/2033	Máx 7.875%; inicia 3.875%+1% anual hasta 2007	January 2033	1106
Benchmark Bond 7.5% 15/03/2015	7.50%	March 2015	1059
Benchmark Bond 7.25% 15/02/2011	7.25%	February 2011	500
Mat Ext Bond FRN due 02/01/2010	Libor + 0.875%	January 2010	5
Mat Ext. B. FRN due 02/07/2009	Libor + 1%	July 2009	1
Global 2022 (2)	8.00%	November 2022	1200
Global Bond 2036	7.63%	March 2036	500
Bond Yen 3er series due 2011	2.50%	March 2011	196
Mat Ext Bond 7% 26/09/2012	7.00%	September 2012	111
Mat Ext Bond 7% 28/06/2019	7.00%	June 2019	139
6.875% Bonds due 2016 (EUR)	6.875%	January 2016	384
6.375% UF Notes due 2016 (CLP)	6.375%	March 2016	3
International UI Bond	10.50%	October 2006	408
Devaluation Protected Notes	Highest of 17.75%, or semestral devaluation.	February 2006	308
UI Bonds due 2018 (3)	5.00%	September 2018	400

Since January 1, 1996 the following bonds have been issued by the Government of Uruguay .

(1)	Valuated at 30/06/06

(2)	500: US$ were issued after June 2006

(3)	Issued on September 2006

Source: Banco Central.

     The following table sets forth information regarding total external public debt service for the periods indicated.
Total External Public Debt Service
(in millions of US$ except percentages)

	2001		2002		2003		2004		2005(1)		June 2006(1)(2)
Interest payments	US$	355	US$	373	US$	435	US$	491	US$	584	US$	633
Amortizations		672		546		956		821		1,114		2,029

Total	US$	1,027	US$	920	US$	1,391	US$	1,312	US$	1,698	US$	2,662

Total debt service/exports of goods and services (%)		31.5%		34.1%		45.1%		32.7%		33.3%		49.0%

(1)	Preliminary data.

(2)	12 Month Accumulated Data at June 2006

Source:	Banco Central.
     The following table sets forth information regarding total gross public debt as of the dates indicated.
Total Gross Public Debt
(in millions of US$)

	2001		2002		2003		2004		2005(1)		June 2006(1)
Gross public external debt	US$	5,829	US$	8,299	US$	9,558	US$	10,206	US$	10,177	US$	10,367
Gross public domestic debt(2)		4,244		3,087		2,606		3,116		3,767		4,145
Non-financial public sector		2,614		2,433		2,029		2,185		2,538		2,624
Central Bank		1,629		654		576		931		1,229		1,521

Total public debt	US$	10,072	US$	11,386	US$	12,163	US$	13,322	US$	13,944	US$	14,512

(1)	Preliminary data.

(2)	Public debt with uruguayan residents excluding Treasury bonds and Treasury bills hold by the public sector.

Source:	Banco Central.
     The following table sets forth information regarding the amortization of total gross public debt.
Amortization of Gross Public Total Debt
(in millions of US$)

	Outstanding
	as of																2013 to
	June 30,																Final
	2006(1)		2006		2007		2008		2009		2010		2011		2012		Maturity
External Debt	US$	10,367	US$	662	US$	1,559	US$	748	US$	505	US$	461	US$	933	US$	262	US$	5,237
Internal Debt		4,145		226		524		312		320		367		197		256		1,944

Total	US$	14,512	US$	888	US$	2,083	US$	1,060	US$	825	US$	828	US$	1,129	US$	518	US$	7,181

(1)	Preliminary data.

     The following table sets forth public external debt denominated in foreign currency, by currency as of the date indicated.
Summary of Public External Debt By Currency
(in millions of US$ except percentages)

	As of
	June 30, 2006%
Uruguayan pesos	269	3%
U.S. dollars	7,117	69%
Euros	690	7%
Japanese yen	235	2%
DEG	1,998	19%
Other	57	1%
Total	US$ 10,367	100%

Source:	Banco Central.